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                                                                      EXHIBIT 11

                                THE BUCKLE, INC.
                       COMPUTATIONS OF EARNINGS PER SHARE
              (dollar amounts in thousands, except per share data)


                                               Thirteen Weeks Ended                             Thirteen Weeks Ended
                                                  October 31, 1998                                   November 1, 1997
                                    --------------------------------------------   ----------------------------------------------
                                           Income         Shares       Per Share      Income          Shares       Per Share
                                                                         Amount                                      Amount
Basic EPS
  Net Income                        $      10,592         21,958         $ 0.48    $  7,972           21,248        $  0.38

Effect of Dilutive Securities
  Stock Options                                            1,041                                       1,186
                                    --------------------------------------------   ---------------------------------------------
Diluted EPS                         $      10,592         22,999         $ 0.46    $  7,972           22,434        $  0.36
                                    ============================================   =============================================

                                          Thirty-nine Weeks Ended                          Thirty-nine Weeks Ended
                                             October 31, 1998                                    November 1, 1997
                                    --------------------------------------------   ---------------------------------------------
                                        Income         Shares        Per Share          Income          Shares       Per Share
                                                                      Amount                                           Amount
Basic EPS
  Net Income                           $ 21,644            21,963        $ 0.99       $ 13,708          21,087         $ 0.65

Effect of Dilutive Securities
  Stock Options                                             1,170                                        1,001
                                    --------------------------------------------   ---------------------------------------------

Diluted EPS                            $ 21,644            23,133        $ 0.94       $ 13,708          22,088         $ 0.62
                                    ============================================   =============================================